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                                                           EXHIBIT 23.5

                            CONSENT OF KPMG LLP



The Board of Directors
divine, inc.:

         We consent to the incorporation by reference in this registration statement on Form S-3 of divine, inc. of our report dated May 31, 2002, with respect to the consolidated statements of operations and comprehensive loss and cash flows of RoweCom Inc. and subsidiaries for the ten months ended October 31, 2001, which report appears in the Current Report on Form 8-K of divine, inc. dated June 11, 2002.

/s/ KPMG LLP
Chicago, Illinois
July 29, 2002